Exhibit 5

                             McDermott, Will & Emery
                             227 West Monroe Street
                             Chicago, Illinois 60606


                                January 30, 1998


SoftNet Systems, Inc.
520 Logue Avenue
Mountain View, CA  94043

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), under which certain stockholders of SoftNet Systems, Inc. (the "Company") intend to sell up to 2,697,320 shares of Common Stock, par value $.01 per share, of the Company (the "Shares").

     In arriving at the opinion expressed below, we have examined the Registration Statement and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In addition, we have examined and relied, to the extent we deem proper, on certificates of officers of the Company as to factual matters, and on the originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, with respect to certain shares, when issued upon conversion of Series A Convertible Preferred Stock or upon exercise of stock purchase warrants, in accordance with their respective terms and for the consideration specified therein, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                   Very truly yours,

                                   /s/  McDermott, Will & Emery